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                                                                   EXHIBIT T3A-4

                            ARTICLES OF INCORPORATION

                                       OF

             TEXAS OLEFINS DOMESTIC-INTERNATIONAL SALES CORPORATION

         I, the undersigned natural person of the age of twenty-one (21) years or more, a citizen of the State of Texas, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                    ARTICLE I

         The name of the corporation is "TEXAS OLEFINS DOMESTIC--INTERNATIONAL SALES CORPORATION."

                                   ARTICLE II

         The purpose or purposes for which the corporation is organized is the transaction of any and all lawful business for which a corporation may be operated under the Texas Business Corporation Act.

                                   ARTICLE III

         The period of its duration is perpetual.

                                   ARTICLE IV

         The aggregate number of shares which the corporation shall have the authority to issue is 1,000 shares of the par value of $1.00 each.

                                    ARTICLE V

         The corporation will not commence business until it receives for the issuance of its shares consideration of the value of ONE THOUSAND DOLLARS ($1,000.00) consisting of money, labor done or property actually received, which sum is not less than ONE THOUSAND DOLLARS ($1,000.00).

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                                   ARTICLE VI

         The Post Office address of its initial registered office is Two Park West Plaza, Baytown, Texas 77520. The name of its initial registered agent at such address is DAVE C. SWALM.

                                  ARTICLE VII.

         The number of directors constituting the initial Board of Directors is three (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

         DAVE C. SWALM, Two Park West Plaza, Baytown, Texas, 77520;

         MEL GLASSCOCK, Two Park West Plaza, Baytown, Texas, 77520;

         P. A. BOWERS, Two Park West Plaza, Baytown, Texas, 77520.

The name and address of the incorporator is:

         DAVE C. SWALM, Two Park West Plaza, Baytown, Texas, 77520.

         IN WITNESS WHEREOF, I have hereunto set my hand this the 7th day of June, 1979.

                                             ___________________________________
                                             DAVE C. SWALM

THE STATE OF TEXAS  Section

COUNTY OF HARRIS    Section

         I, the undersigned authority, a Notary Public, do hereby certify that on this 7th day of June, 1979, personally appeared before me, DAVE C. SWALM, who being by me duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

                                             ___________________________________
                                             NOTARY PUBLIC IN AND FOR
                                             HARRIS COUNTY, T E X A S